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                        AMENDMENT NO. 10

                               TO

               PENNSYLVANIA POWER & LIGHT COMPANY

               EXECUTIVE RETIREMENT SECURITY PLAN


	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Executive
Retirement Security Plan ("Plan") effective January 1, 1987; and
	WHEREAS, the Plan was amended by Amendment Nos. 1, 2, 3, 4,
5, 6, 7, 8 and 9; and
	NOW, THEREFORE, the Plan is hereby amended as follows:
  I.	Effective January 1, 1995, the following sections of
Article III and V are amended to read:
3.1 	All officers of the Company who are in positions in
Company Salary Grades I through IV immediately prior to the date of the Change in Control and who terminate employment within three (3) years after the effective date of the Change in Control shall receive such benefits as they are entitled to under this Plan.

5.1 	Security Benefit payments shall begin upon the
Participant's termination of employment with the Company.
 In the event the Participant commences benefits prior to attainment of age 50, the Security Benefit shall be calculated as if the Participant were age 50 and then actuarially reduced to reflect the actual benefit commencement date.

III.	Except as provided for in this Amendment No. 10, all other
provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 10 is executed this _____ day of January, 1995.
                              PENNSYLVANIA POWER & LIGHT COMPANY

                                  /s/ John M. Chappelear
                              By:_______________________________
                                      John M. Chappelear
                                   Chairman
                                   Employee Benefit Plan Board